Exhibit 99.1

Mimecast Announces Fourth Quarter and Full Year 2021 Financial Results

Lexington, MA – May 11, 2021 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading global provider of next generation cloud security and risk management services for email and corporate information, today announced financial results for the fourth fiscal quarter and fiscal year ended March 31, 2021.

Fourth Quarter 2021 Highlights

•	Achieved total revenue of $133.9 million, up 17% year-over-year on a GAAP basis and 13% in constant currency.
•	Solid execution of multi-product strategy drove average services per customer to 3.5 from 3.3 in the same quarter last year.
•	Increased average order value per customer to $13,900, up approximately 9% year-over-year in constant currency.
•

Achieved a net revenue retention rate of 104% driven by upsell of 113%, with particular strength in Email Security 3.0 – Zone 2 solutions, with Internal Email Protection adding 900 customers, Awareness Training adding 800 customers and Web Security adding 300 customers.

•	Generated $31.7 million in operating cash flow and $24.0 million in free cash flow, representing an 18.0% free cash flow margin.
•	Generated GAAP gross profit percentage of 76.2%, Non-GAAP gross profit percentage of 77.8%.
•	Delivered GAAP EPS of $0.09 per diluted share, Non-GAAP EPS of $0.28 per diluted share.

Peter Bauer, chief executive officer of Mimecast, said, “We delivered solid results against what remains a challenging macro backdrop, which speaks to the durability of our business model, our differentiated platform, and our focused execution against our three-pronged strategy. We are staying close to our customers, continuing to strengthen our go-to-market teams and strategies, and innovating on and expanding our platform to anticipate the evolving threat landscape.”

Mr. Bauer continued, “Our targeted strategic growth initiatives are beginning to take hold. We believe that with continued focused execution, as economies in our markets rebound, we will reaccelerate top-line growth over time. At the same time, we continue to drive increasingly strong free cash flow and meaningful margin expansion.”

Fourth Quarter 2021 Financial and Operating Highlights

•

Revenue: Revenue for the fourth quarter of 2021 was $133.9 million, an increase of 17% compared to revenue of $114.2 million in the fourth quarter of 2020. Revenue on a constant currency basis increased 13% compared to the fourth quarter of 2020.

•	Customers: Added 300 net new customers in the fourth quarter of 2021, and now serve 39,900 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 104% in the fourth quarter of 2021.
•	Gross Profit Percentage: Gross profit percentage was 76.2% in the fourth quarter of 2021, compared to 74.3% in the fourth quarter of 2020.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 77.8% in the fourth quarter of 2021, compared to 75.9% in the fourth quarter of 2020.

•

Net Income: Net income was $5.8 million, or $0.09 per diluted share, based on 66.3 million diluted shares outstanding in the fourth quarter of 2021, compared to net income of $2.5 million, or $0.04 per diluted share, based on 64.4 million diluted shares outstanding in the fourth quarter of 2020.

•

Non-GAAP Net Income: Non-GAAP net income was $18.5 million, or $0.28 per diluted share, based on 66.3 million diluted shares outstanding in the fourth quarter of 2021, compared to non-GAAP net income of $9.7 million or $0.15 per diluted share, based on 64.4 million diluted shares outstanding in the fourth quarter of 2020.

•	Adjusted EBITDA: Adjusted EBITDA was $33.3 million in the fourth quarter of 2021, representing an Adjusted EBITDA margin of 24.9%, up from 21.0% in the fourth quarter of 2020.
•	Operating Cash Flow: Operating cash flow was $31.7 million in the fourth quarter of 2021, compared to $25.0 million in the fourth quarter of 2020.
•

Free Cash Flow and Cash: Free cash flow was $24.0 million in the fourth quarter of 2021, compared to $12.1 million in the fourth quarter of 2020. Cash and cash equivalents as of March 31, 2021 were $292.9 million.

Full Year 2021 Financial and Operating Highlights

•	Revenue: Revenue for 2021 was $501.4 million, an increase of 17% compared to revenue of $427.0 million of revenue in 2020. Revenue on a constant currency basis increased 17% compared to 2020.
•	Customers: Added 1,900 net new customers in 2021.
•	Revenue Retention Rate: Revenue retention rate was 104% for 2021.
•	Gross Profit Percentage: Gross profit percentage was 75.7% in 2021, compared to 74.4% in 2020.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 77.5% in 2021, compared to 75.9% in 2020.
•

Net Income (Loss): Net income was $29.7 million, or $0.45 per diluted share, based on 65.6 million diluted shares outstanding, compared to net loss of $2.2 million, or $(0.04) per diluted share, based on 62.0 million diluted shares outstanding in 2020.

•

Non-GAAP Net Income: Non-GAAP net income was $75.0 million, or $1.14 per diluted share, based on 65.6 million diluted shares outstanding, compared to non-GAAP net income of $31.9 million or $0.50 per diluted share, based on 64.0 million diluted shares outstanding in 2020.

•	Adjusted EBITDA: Adjusted EBITDA was $127.2 million, representing an Adjusted EBITDA margin of 25.4%, up from 18.3% in 2020.
•	Operating Cash Flow: Operating cash flow was $127.0 million for 2021, compared to $90.5 million for 2020.
•	Free Cash Flow and Cash: Free cash flow was $88.4 million for 2021, compared to $37.3 million for the full year 2020.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Financial Outlook

Mimecast is providing guidance for the first quarter 2022 and fiscal year 2022.  Our guidance is based on exchange rates as of May 3, 2021.

First Quarter 2022 Guidance:

•	For the first quarter of 2022, revenue is expected to be in the range of $137.2 million to $138.6 million and constant currency revenue growth is expected to be in the range of 12% to 13%.
•	Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $8.6 million compared to the rates in effect in the prior year.
•	Adjusted EBITDA for the first quarter is expected to be in the range of $35.8 million to $36.8 million.
•	Operating cash flow for the first quarter is expected to be in the range of $37.1 million to $38.1 million.
•	Free cash flow for the first quarter is expected to be in the range of $27.0 million to $28.0 million.

Fiscal Year 2022 Guidance:

•	For the full year 2022, revenue is expected to be in the range of $569.7 million to $579.7 million and constant currency revenue growth is expected to be in the range of 10% to 12%.
•	Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $18.6 million compared to the rates in effect in the prior year.
•	Full year 2022 Adjusted EBITDA is expected to be between $148.5 million and $150.5 million.
•	Operating cash flow for the full year 2022 is expected to be in the range of $160.1 to $162.1 million.
•	Free cash flow for the full year 2022 is expected to be in the range of $122.7 million to $124.7 million.

GAAP net income (loss) is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the benefit from (provision for) income taxes and foreign exchange (expense) income. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income (loss) or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income (loss). The reconciliation between net cash provided by operating activities to guided free cash flow for the first quarter 2022 and fiscal year 2022 is provided in the financial tables included at the end of this press release.

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance considers the anticipated impact of the Company’s recent security incident and the global COVID-19 pandemic, the future effect of the security incident and the pandemic on Mimecast’s financial results is highly uncertain. Mimecast’s actual results may differ materially. See “Safe Harbor for Forward-Looking Statements” below.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 8:00 am EDT (UTC-05:00) on May 11, 2021. To access the conference call, dial (844) 293-0173 for the U.S. and Canada and +1 (661) 378-9976 for international callers, conference ID# 3694729. The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada or +1 (404) 537-3406 for international callers, conference ID# 3694729.  An archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

Mimecast: Relentless protection. Resilient world.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the first quarter and full year 2022, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net income (loss), adjusted to exclude: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; litigation-related expenses; and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income (loss) calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income (loss) calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation; amortization; disposals and impairment of long-lived assets; acquisition-related gains and expenses; litigation-related expenses; share-based compensation expense; restructuring expense; interest income and interest expense; the benefit from (provision for) income taxes; and foreign exchange (expense) income. We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the Company’s recent security incident, including the scope and impact of the attack, the number and location of impacted customers, and the effectiveness of any current or future isolation and remediation efforts, the impact of the global COVID-19 pandemic on Mimecast’s operations and financial performance, the impact of foreign exchange rates, the durability of Mimecast’s business model, Mimecast’s differentiated platform, management’s ability to execute, the potential to reaccelerate top line revenue growth, the likelihood of economic recovery, Mimecast’s strategic growth initiatives, product innovation and expansion, Mimecast’s investments in its go-to-market team, expanding cash flow, margin expansion, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Financial Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the recent security incident, the reputational, financial, legal and other risks related to potential adverse impacts to our customers and partners as a result of the security incident, the impact of the global COVID-19 pandemic on the Company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches related to the recent security incident or otherwise, compliance with data privacy and data transfer laws and regulations related to the recent security incident or otherwise, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the successful integration of the Company’s acquisitions, including DMARC Analyzer B.V., Segasec Labs Limited and MessageControl and other acquisitions the Company may complete, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the Company operates, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Revenue	$133,894	$114,217	$501,399	$426,963
Cost of revenue	31,926	29,326	121,709	109,382
Gross profit	101,968	84,891	379,690	317,581
Operating expenses
Research and development	27,001	21,284	97,498	80,790
Sales and marketing	46,091	41,891	179,315	169,179
General and administrative	17,954	16,591	68,354	65,314
Restructuring	3,264	—	3,264	—
Total operating expenses	94,310	79,766	348,431	315,283
Income from operations	7,658	5,125	31,259	2,298
Other income (expense)
Interest income	148	623	760	3,446
Interest expense	(553)	(926)	(2,804)	(4,507)
Foreign exchange (expense) income and other, net	(2,139)	(1,237)	2,226	(1,078)
Total other income (expense), net	(2,544)	(1,540)	182	(2,139)
Income before income taxes	5,114	3,585	31,441	159
(Benefit from) provision for income taxes	(654)	1,060	1,696	2,359
Net income (loss)	$5,768	$2,525	$29,745	$(2,200)

Net income (loss) per ordinary share
Basic	$0.09	$0.04	$0.47	$(0.04)
Diluted	$0.09	$0.04	$0.45	$(0.04)

Weighted-average number of ordinary shares outstanding
Basic	64,441	62,636	63,739	62,024
Diluted	66,277	64,382	65,631	62,024

MIMECAST LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of March 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$292,949	$173,958
Accounts receivable, net	114,280	97,659
Deferred contract costs, net	16,165	11,133
Prepaid expenses and other current assets	20,031	16,145
Total current assets	443,425	298,895

Property and equipment, net	92,891	85,178
Operating lease right-of-use asset	128,063	116,564
Intangible assets, net	43,193	38,394
Goodwill	173,952	150,525
Deferred contract costs, net of current portion	50,086	36,664
Other assets	3,097	3,614
Total assets	$934,707	$729,834

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$10,487	$14,907
Accrued expenses and other current liabilities	54,676	41,607
Deferred revenue	237,749	194,151
Current portion of finance lease obligations	323	1,058
Current portion of operating lease liabilities	33,447	30,379
Current portion of long-term debt	9,090	6,573
Total current liabilities	345,772	288,675

Deferred revenue, net of current portion	12,936	12,816
Long-term finance lease obligations	—	323
Operating lease liabilities	112,316	105,321
Long-term debt	94,671	86,258
Other non-current liabilities	8,143	4,386
Total liabilities	573,838	497,779

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 64,562,222 and 62,791,691 shares issued and outstanding as of March 31, 2021 and 2020, respectively	775	754
Additional paid-in capital	408,249	325,808
Accumulated deficit	(53,915)	(83,660)
Accumulated other comprehensive loss	5,760	(10,847)
Total shareholders' equity	360,869	232,055
Total liabilities and shareholders' equity	$934,707	$729,834

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Operating activities
Net income (loss)	$5,768	$2,525	$29,745	$(2,200)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,801	8,834	38,098	32,245
Share-based compensation expense	12,584	9,871	53,648	39,544
Amortization of deferred contract costs	3,798	2,709	13,269	9,587
Amortization of debt issuance costs	111	115	455	501
Amortization of operating lease right-of-use assets	8,052	7,832	30,380	31,940
Other non-cash items	14	(48)	14	(54)
Unrealized currency losses (gains) on foreign denominated transactions	2,141	2,063	(2,399)	1,567
Changes in assets and liabilities:
Accounts receivable	(16,762)	(21,754)	(10,538)	(20,467)
Prepaid expenses and other current assets	(867)	(1,795)	(2,567)	8,808
Deferred contract costs	(9,209)	(6,227)	(28,730)	(22,751)
Other assets	380	819	(72)	(1,161)
Accounts payable	(39)	2,760	(3,669)	4,215
Deferred revenue	28,154	22,769	30,691	38,457
Operating lease liabilities	(8,250)	(7,972)	(33,274)	(25,941)
Accrued expenses and other liabilities	(3,968)	2,547	11,983	(3,752)
Net cash provided by operating activities	31,708	25,048	127,034	90,538
Investing activities
Purchases of property, equipment and capitalized software	(7,666)	(12,951)	(38,597)	(53,234)
Purchases of strategic investments	—	—	—	(3,025)
Maturities of investments	—	—	—	36,000
Proceeds from (payments for) acquisitions, net of cash acquired	74	(24,150)	(16,970)	(45,280)
Net cash used in investing activities	(7,592)	(37,101)	(55,567)	(65,539)
Financing activities
Proceeds from issuance of ordinary shares	2,932	5,324	34,045	25,428
Withholding taxes related to net share settlement of ESPP purchases and vesting of RSUs	(1,157)	(536)	(5,332)	(2,476)
Payments on debt	(1,875)	(1,250)	(6,875)	(4,375)
Payments on finance lease obligations	(268)	(171)	(1,057)	(844)
Proceeds from long-term debt including revolving credit facilities	—	—	17,500	—
Net cash (used in) provided by financing activities	(368)	3,367	38,281	17,733
Effect of foreign exchange rates on cash	(1,696)	(7,219)	9,243	(6,350)
Net increase (decrease) in cash and cash equivalents	22,052	(15,905)	118,991	36,382

Cash and cash equivalents at beginning of period	270,897	189,863	173,958	137,576
Cash and cash equivalents at end of period	$292,949	$173,958	$292,949	$173,958

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
	(dollars in thousands)
Revenue constant currency growth rate (1)	13%	26%	17%	28%
Gross profit percentage	76%	74%	76%	74%
Free cash flow (1)	$24,042	$12,097	$88,437	$37,304
Adjusted EBITDA (1)	$33,322	$23,999	$127,187	$78,088

	As of March 31,
	2021	2020
	(dollars in thousands)
Revenue retention rate (2)	104%	107%
Total customers (3)	39,900	38,100

(1)

Adjusted EBITDA, free cash flow, and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA, free cash flow, and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer that transact with us on a credit card basis.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$133,894	$114,217	$501,399	$426,963
Revenue year-over-year growth rate, as reported	17%	24%	17%	25%
Estimated impact of foreign currency fluctuations	(4)%	2%	—%	3%
Revenue constant currency growth rate	13%	26%	17%	28%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.067	0.065	0.061	0.068
GBP	1.379	1.282	1.308	1.272
AUD	0.773	0.659	0.719	0.682

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (dollars in thousands):

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$101,968	$84,891	$379,690	$317,581
GAAP gross profit percentage	76%	74%	76%	74%

Plus:
Share-based compensation expense	1,084	901	4,619	3,445
Amortization of acquired intangible assets	1,104	943	4,158	2,888
Non-GAAP gross profit	$104,156	$86,735	$388,467	$323,914
Non-GAAP gross profit percentage	78%	76%	77%	76%

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
GAAP research and development	$27,001	$21,284	$97,498	$80,790
Less:
Share-based compensation expense	3,876	2,870	15,446	10,900
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP research and development	$23,125	$18,414	$82,052	$69,890

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
GAAP sales and marketing	$46,091	$41,891	$179,315	$169,179
Less:
Share-based compensation expense	3,774	2,972	17,380	13,141
Amortization of acquired intangible assets	36	31	131	110
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP sales and marketing	$42,281	$38,888	$161,804	$155,928

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
GAAP general and administrative	$17,954	$16,591	$68,354	$65,314
Less:
Share-based compensation expense	3,850	3,128	16,203	12,058
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	28	667	769
Litigation-related expenses	—	—	—	2,700
Non-GAAP general and administrative	$14,104	$13,435	$51,484	$49,787

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
GAAP income from operations	$7,658	$5,125	$31,259	$2,298
Plus:
Share-based compensation expense	12,584	9,871	53,648	39,544
Amortization of acquired intangible assets	1,140	974	4,289	2,998
Acquisition-related expenses	—	28	667	769
Restructuring	3,264	—	3,264	—
Litigation-related expenses	—	—	—	2,700
Non-GAAP income from operations	$24,646	$15,998	$93,127	$48,309

The following table presents a reconciliation of Net income (loss) to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$5,768	$2,525	$29,745	$(2,200)
Share-based compensation expense	12,584	9,871	53,648	39,544
Amortization of acquired intangible assets	1,140	974	4,289	2,998
Acquisition-related expenses (1)	—	28	667	769
Litigation-related expenses (2)	—	—	—	2,700
Restructuring	3,264	—	3,264	—
Income tax effect of Non-GAAP adjustments	(4,209)	(3,688)	(16,656)	(11,915)
Non-GAAP net income	$18,547	$9,710	$74,957	$31,896
Non-GAAP net income per ordinary share - basic	$0.29	$0.16	$1.18	$0.51
Non-GAAP net income per ordinary share - diluted	$0.28	$0.15	$1.14	$0.50
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	64,441	62,636	63,739	62,024
Diluted	66,277	64,382	65,631	64,019

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 14 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, for further information.

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA (in thousands):

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA:
Net income (loss)	$5,768	$2,525	$29,745	$(2,200)
Depreciation, amortization and disposals of long-lived assets	9,814	8,785	38,112	32,278
Interest expense, net	405	303	2,044	1,061
(Benefit from) provision for income taxes	(654)	1,060	1,696	2,359
Share-based compensation expense	12,584	9,871	53,648	39,544
Restructuring	3,264	—	3,264	—
Foreign exchange expense (income)	2,141	1,427	(1,989)	1,577
Acquisition-related expenses (1)	—	28	667	769
Litigation-related expenses (2)	—	—	—	2,700
Adjusted EBITDA	$33,322	$23,999	$127,187	$78,088

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 14 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, for further information.

The following table presents a reconciliation of Net cash provided by operating activities to Free cash flow (in thousands):

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$31,708	$25,048	$127,034	$90,538
Purchases of property, equipment and capitalized software	(7,666)	(12,951)	(38,597)	(53,234)
Free cash flow	$24,042	$12,097	$88,437	$37,304

Share-based compensation expense for the three and twelve months ended March 31, 2021 and 2020 (in thousands):

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Cost of revenue	$1,084	$901	$4,619	$3,445
Research and development	3,876	2,870	15,446	10,900
Sales and marketing	3,774	2,972	17,380	13,141
General and administrative	3,850	3,128	16,203	12,058
Total share-based compensation expense	$12,584	$9,871	$53,648	$39,544

Amortization of acquired intangible assets for the three and twelve months ended March 31, 2021 and 2020 (in thousands):

	Three months ended March 31,		Year ended March 31,
	2021	2020	2021	2020
Cost of revenue	$1,104	$943	$4,158	$2,888
Sales and marketing	36	31	131	110
Total amortization of acquired intangible assets	$1,140	$974	$4,289	$2,998

The following table presents a reconciliation of Net cash provided by operating activities to guided Free cash flow (in millions):

	Three months ending June 30,	Year ending March 31,
	2021	2022
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$ 37 - 38	$ 160 - 162
Purchases of property, equipment and capitalized software	(10)	(37)
Free cash flow	$ 27 - 28	$ 123 - 125

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